UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): March 22, 2007

Robbins & Myers, Inc.

(Exact name of Registrant as specified in its charter)

Ohio	0-288	31-0424220

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Kettering Tower, Dayton, OH	45423

(Address of principal executive offices)	(Zip code)

937-222-2610

(Registrant’s telephone number including area code)

Not applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     (b) On March 22, 2007, John R. Beatty, Vice President of Administration of Robbins & Myers, Inc. (the “Company”), advised the Company that he was resigning to take a position in the healthcare industry in St. Louis, Missouri.
     (d) On March 27, 2007, the Board of Directors of the Company increased the number of directors from seven to eight and appointed Andrew G. Lampereur as a director for a term of office expiring at the Annual Meeting of Shareholders of the Company to be held in January 2009. Mr. Lampereur was also appointed to serve on the Audit Committee of the Board of Directors of the Company. Mr. Lampereur is Chief Financial Officer, Principal Accounting Officer and Executive Vice President of Actuant Corporation.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Robbins & Myers, Inc.
Date: March 28, 2007	By:	/s/ Peter C. Wallace
President and Chief Executive Officer

31249.1